Exhibit 99.1

Certain identified information has been excluded from the exhibit because it both (i) is not material and (ii) is competitively harmful if publicly disclosed.

SETTLEMENT AGREEMENT AND MUTUAL RELEASE

This Settlement Agreement and Mutual Release (the “Settlement Agreement”) is entered into as of the Effective Date set forth below, by and between LI Ventures, Inc., a Nevada corporation (“LI Ventures”), on one hand, and MoneyOnMobile, Inc., a Texas corporation (“MOMT”) on the other. These parties may be referred to singularly as “a Party” or collectively as the “Parties.”

I.	RECITALS

WHEREAS, MOMT is the majority shareholder of an Indian company named Digital Payments Processing Limited (“DPPL”);

WHEREAS, there exists an Indian company named My Mobile Payments Limited (“MMPL”);

WHEREAS, MOMT directly owns 587,163 nos. of common stocks reprinting eight point one seven percent (8.17%) ofMMPL, and DPPL owns 302,800 nos of common stocks representing four point two one percent (4.21%) of MMPL;

WHEREAS, , LI Ventures is the majority owner of an Indian company named LI Digital Payments Pvt. Ltd. (“LI Digitial);

WHEREAS, LI Digital purchased fifty point four percent (50.4%) of MMPL from a variety of shareholders of MMPL;

WHEREAS, the transactions culminating in LI Digital’s purchase of a majority of the shares of MMPL led to multiple disputes between the various entities and shareholders, including, but not limited to: International Arbitration started by MOMT in London International Court of Arbitration (“LICA”) ; Arbitration Petition No. 799 of 2018 before the Bombay High Court (ARBP/799/2018); IBC Petitions filed by MMPL against DPPL before the National Company Law Tribunal, Mumbai (Nos. 4690, 4691 and 4693 of2018); Section 11 Application filed by Jolly Mathur & Ors. before the Supreme Court oflndia (8093/2019); Section 138 Criminal Proceeding before the Metropolitan Magistrate, Andheri (Summons Private cases SS/829/2018); Contempt Petition No. 60 filed in Arbitration Petition No. 723 of 2018 before the Bombay High Court (ARBP/723/2018); and a Trademark Suit filed by MMPL against DPPL before the City Civil Court, Dindoshi (Civil Suit/201908/2018): (collectively the “Actions”);

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WHEREAS, the Parties now desire for the consideration described herein to enter into a mutual release to resolve any and all current and/or potential claims, including, but not limited to the Actions, between the Parties and/or the Parties’ majority owned subsidiaries (excluding only future claims for breach of this Agreement), pursuant to the representations, warranties, terms, and conditions set forth herein;

WHEREAS, the Parties have utilized the serv1es of Nachiketa Das to act as an intermediary between the Parties in their settlement discussions; and

WHEREAS, the Parties deem such releases to be in their respective best interests in light of the expenses required to continue to litigate the Actions and/or engage in further disputes. As a result, for and in consideration of the agreements and covenants described below, the Parties hereby agree as follows:

II.	TERMS AND CONDITIONS

LI Ventures:

As consideration for this Settlement Agreement, LI Ventures agrees as follows:

1. Issuance of Promissory Agreement. Simultaneously with the full execution of this Settlement Agreement, LI Ventures hereby agrees to issue to MOMT a Promissory Agreement in the form attached hereto as Attachment “A.”

2. Cause Dismissal/Cessation of Actions. Within a Reasonable Time1 following the execution of this Settlement Agreement, LI Ventures shall cause LI Digitial and MMPL and the Directors, Officers, employees and related parties past or present to dismiss, withdraw, and cease any and all legal proceedings against MOMT, DPPL, and/or those companies’ respective shareholders and/or directors, employees including, but not limited to the Actions, with prejudice. This Agreement shall be approved and adopted by the Board of Directors of MMPL and shall be binding on the Directors, officers and employees ofMMPL without limitation and may be used in Court of law in India to indicate that all such the Actions are hereby terminated, whether originated by MMPL or its Directors, officers or employees. [***].

1 For purposes of this Settlement Agreement, “Reasonable Time” shall mean as soon as practically possible within the applicable forum (i.e., India, United Kingdom, United States) of the Actions and/or any other legal proceedings.

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3. General Release of Claims. As of the Effective Date and in consideration of the mutual promises and covenants contained in this Settlement Agreement, and in full and final settlement of all matters between the Parties and Nachiketa Das, including but not limited to, those arising out of or in connection with the facts, matters, claims, actions and allegations in the Actions, LI Ventures and its direct and indirect parents, subsidiaries, affiliates, predecessors, successors, and assigns and all of its and their respective past and present employees, shareholders, officers and directors (collectively “LI Ventures Releasees”) hereby irrevocably and unconditionally release and forever discharge Nachiketa Das (for his servies related to the settlement between the Parties) and MOMT, and its direct and indirect parents, subsidiaries, affiliates, predecessors, successors, and assigns and all of its and their respective past and present employees, shareholders, officers and directors (collectively the “MOMT Released Parties”) from all manner of actions, including but not limited to, any and all causes of action, claims, liabilities, rights, demands, suits, charges, complaints, obligations, sums, damages, costs (including attorney’s fees and costs actually incurred), expenses, liabilities, losses, debts, set-offs, promises, contracts, agreements and controversies of any nature whatsoever, whether in law, admirality, or equity, whether known or not now known, suspected or unsuspected, future, and contingent arising from or resulting from or in connection with any act or omission, event, transaction, occurrence, agreement, contract or relationship between and among the Parties, including but not limited to, the Actions.

4. Covenant Not to Sue. For a period of 36 months after the signing of this Agreement, or upon formal termination oflegal actions referenced in Section I, without limitation , LI Ventures agrees that it shall not, and it will not cause or allow LI Digitial or MMPL, at any time hereafter, to commence, maintain or prosecute any action, suit, proceeding, investigation, complaint, claim, grievance or charge with any court, administrative agency, arbitrator or any other body or person, contractual or otherwise, or aid or assist others in prosecuting such action, suit, proceeding, investigation, complaint, claim, grievance or charge on its behalf, except in response to governmental agency or court inquiries or as compelled by legal process, against MOMT, DPPL, or any of those companies’ officers or directors, based in whole or in part upon, or arising out of or in an way connected with, any of the claims released or any of the matters referred to in this Settlement Agreement. LI Ventures may extend the period of forebearance based on evidence of progress in dismissal of legal actions in Section I, such extension shall not unreasonably be withheld.

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5. Non-Disparagment. LI Ventures agrees that it will not, and that it will cause the LI Ventures Releasees, not to make any disparaging statements about the MOMT Released Parties. For purposes of this Agreement, “disparaging statements” shall mean any statement, written or oral, which maligns, ridicules, defames or otherwise denigrates the MOMT Released Parties, and/or a MOMT Released Party’s business affairs, practices, policies, standards, or reputation (including, but not limited to, statements or postings harmful to a MOMT Released Party’s business interests, reputation or good will) in any form (including, but not limited to, on any social media, blogs, internet, to the media, persons and entities engaged in radio, television or internet broadcasting, or to persons and entities that gather or report information on trade and business practices or reliability) that relates to business conducted by a MOMT Released Party or among the MOMT Released Parties, and shall include a MOMT Released Party’s past, present or future business activities. Nothing in this Agreement shall, however, shall be deemed to prevent a LI Ventures Releasee’s lawful obligation to report factually accurate truthful transactions or provide truthful statements with appropriate governmental, taxing, or registering agencies or if otherwise other lawfully compelled to testify by governmental authority.

6. Internet Cleansing. LI Ventures agrees that within ten (10) business days from the full execution go this Settlment Agreement, that it shall, and shall cause the LI Ventures Released Parties, to remove, delete, and/or “take down” any and all publicly available online information within their respective possession, custody or control, which contains any disparaging statements as defined in this Settlement Agreement. In addition, LI Ventures agrees that it will use commercially reasonable efforts to have disparaging statements removed, deleted, and/or taken down from any third-party online sites within thirty (30) days of the full execution of this Settlement Agreement. Further, by executing this Settlement Agreement, LI Ventures hereby consents to MOMT’s efforts to remove disparaging statements from third-party online areas, including permitting MOMT to assist or stand in for LI Ventures in the efforts to have online materials removed, deleted, or taken down.

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7. Cooperation to Counter Third Parties. LI Ventuers agrees to use commercially reasonable efforts to cooperate with MOMT, including, but not limited to, by providing written, oral and/or joint statements upon reasonable request from MOMT for the purpose of countering any disparaging statements originating from third parties.

8. Corporate Approvals. LI Ventures represents and warrants that prior to the execution of this Settlement Agreement, it has obtained all corporate, board of director, shareholder and/or other approvals necessary to approve and ratify this Settlement Agreement. LI Ventures further represents and warrants that prior to the execution of this Settlement Agreement, it has caused MMPL and LI Digital to obtain all corporate, board of director, shareholder and/or other approvals necessary to approve and ratify this Settlement Agreement, if any.

MOMT:

As consideration for this Settlement Agreement, MOMT agrees as follows:

9. Cause Dismissal/Cessation of Actions. Within a Reasonable Time (as defined above) following the execution of this Settlement Agreement, MOMT or its assignees and or shareholders shall, and shall cause DPPL, to dismiss, withdraw, or cease any and all legal proceedings against LI Digital, MMPL and LI Ventures, and/or those companies’ shareholders and/or directors, including, but not limited to the Actions with prejudice.

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10. General Release of Claims. As of the Effective Date and in consideration of the mutual promises and covenants contained in this Settlement Agreement, and in full and final settlement of all matters between the Parties and Nachiketa Das, including but not limited to, those arising out of or in connection with the facts, matters, claims, actions and allegations in the Actions, MOMT and its direct and indirect parents, subsidiaries, affiliates, predecessors, successors, and assigns and all of its and their respective past and present employees, shareholders, officers and directors (collectively “MOMT Releasees”) hereby irrevocably and unconditionally release and forever discharge Nachiketa Das (for his servies related to the settlement between the Parties) and LI Ventures, and its direct and indirect parents, subsidiaries, affiliates, predecessors, successors, and assigns and all of its and their respective past and present employees, shareholders, officers and directors (collectively the “LI Ventures Released Parties”) from all manner of actions, including but not limited to, any and all causes of action, claims, liabilities, rights, demands, suits, charges, complaints, obligations, sums, damages, costs (including attorney’s fees and costs actually incurred), expenses, liabilities, losses, debts, set-offs, promises, contracts, agreements and controversies of any nature whatsoever, whether in law, admirality, or equity, whether known or not now known, suspected or unsuspected, future, and contingent arising from or resulting from or in connection with any act or omission, event, transaction, occurrence, agreement, contract or relationship between and among the Parties, including but not limited to, the Actions.

11. Covenant Not to Sue. For a period of 36 months after tbs signing of this Agreement, or upon formal termination of legal actions referenced in Section I, without limitation MOMT agrees that it shall not, and it will not cause or allow DPPL, at any time hereafter, to commence, maintain or prosecute any action, suit, proceeding, investigation, complaint, claim, grievance or charge with any court, administrative agency, arbitrator or any other body or person, contractual or otherwise, or aid or assist others in prosecuting such action, suit, proceeding, investigation, complaint, claim, grievance or charge on its behalf, except in response to governmental agency or court inquiries or as compelled by legal process, against LI Ventures, LI Digital, and/or MMPL, or any of those companies’ officers or directors, based in whole or in part upon, or arising out of or in an way connected with, any of the claims released or any of the matters referred to in this Settlement Agreement. MOMT may extend the period of forebearance based on evidence of progress in dismissal of legal actions in Section I, such extension shall not unreasonably be withheld.

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12. Non-Disparagment. MOMT agrees that it will not, and that it will cause the MOMT Releasees, not to make any disparaging statements about the LI Ventures Released Parties. For purposes of this Agreement, “disparaging statements” shall mean any statement, written or oral, which maligns, ridicules, defames or otherwise denigrates the LI Ventures Released Parties, and/or a LI Ventures Released Party’s business affairs, practices, policies, standards, or reputation (including, but not limited to, statements or postings harmful to a LI Ventures Released Party’s business interests, reputation or good will) in any form (including, but not limited to, on any social media, blogs, internet, to the media, persons and entities engaged in radio, television or internet broadcasting, or to persons and entities that gather or report information on trade and business practices or reliability) that relates to business conducted by a LI Ventures Released Party or among the LI Ventures Released Parties, and shall include a LI Ventures Released Party’s past, present or future business activities. Nothing in this Agreement shall, however, shall be deemed to prevent a MOMT Releasee’s lawful obligation to report factually accurate truthful transactions or provide truthful statements with appropriate governmental, taxing, or registering agencies or if otherwise other lawfully compelled to testify by governmental authority.

13. Internet Cleansing. MOMT agrees that within ten (10) business days from the full execution go this Settlment Agreement, that it shall, and shall cause the MOMT Released Parties, to remove, delete, and/or “take down” any and all publicly available online information within their respective possession, custody or control, which contains any disparaging statements as defined in this Settlement Agreement. In addition, MOMT agrees that it will use commercially reasonable efforts to have disparaging statements removed, deleted, and/or taken down from any third-party online sites within thirty (30) days of the full execution of this Settlement Agreement. Further, by executing this Settlement Agreement, each MOMT hereby consents to LI Venture’s efforts to remove disparaging statements from third-party online areas, including permitting such LI Ventures to assist or stand in for MOMTin the efforts to have online materials removed, deleted, or taken down. Within 10 days of signing of this agreement, MOMT also agrees to request the withdrawal of the 8K filings made in relation to the legal actions mentioned in Section I.

14. Cooperation to Counter Third Parties. LI Ventuers agrees to use commercially reasonable efforts to cooperate with MOMT, including, but not limited to, by providing written, oral and/or joint statements upon reasonable request from MOMT for the purpose of countering any disparaging statements originating from third parties.

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15. Acknowledgement of Tax Consequences. MOMT agrees that in the event there are any United States Federal, State, or Local taxes and/or ifthere are any Indian or international taxes of any kind incurred and/or owed by MOMT related to this Agreement and/or the Settlement Agreement, including any penalties, interest and assessments thereon, MOMT agrees to be solely responsible for such taxes, penalties, interest, and assessments. MOMT further agrees to defend and indemnify and hold the LI Ventures Released Parties harmless from any claims, demands, deficiencies, levies, assessments, executions, judgments or recoveries by any governmental entity under any United States, State, Indian, or International tax laws.

16. Resignation From Board of Directors. MOMT shall cause DPPL’s nominees to the board of directors of MMPL, i.e., Harold Montgomery and Scott Arey, to resign from MMPL’s board of directors. Such resignations shall be submitted on January 14, 2020, immediately following the full execution of this Settlement Agreement.

17. Termination of Agreements MOMT shall terminate and shall cause DPPL to terminate any and all agreements with MMPL shareholders, Memorandum of Understandings (“MOUs”), and/or any other written understandings relating to the shares held by MOMT and/or DPPL in MMPL. For avoidance of doubt, such agreements include any and all agreements executed between any combination of the companies of MOMT, MMPL and/or DPPL. MOMT and DPPL shall complete the termination of all such agreements within 30 days , following the full execution of this Settlement Agreement.

18. Formation of SPV. In the event that following the full execution of this Settlement Agreement and transfer of Shares as mandated by the Promissory Note Agreement referenced in Section 1 above, MOMT assigns any or part of the Promissory Notes to any of its shareholders (herein referred to as “Shareholders”), the following process shall be used:

a) LI Ventures shall require the use of a special purpose vehicle (SPV) for transfer of shares.

(b) MOMT hereby agrees to the use of such a vehicle and agrees that this consent will transfer to asignees of the Promissory Note.

(c) MOMT or its assignees shall direct LI Ventures to transfer the shares to the SPV so created for

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this purpose.

(d) MOMT hereby agrees that LI Ventures shall only transfer the shares to SPV and not to Shareholders directly. For avoidance of doubt, all shares LI Digital to be transferred as mandated by the promissory note agreement can only go to the SPV so created and the ownership of shares shall lie with the SPV.

(e) The SPV in turn shall be owned by MOMT assignees. The SPV's ownership shall be decided by assignees of MOMT at their sole discretion.

19. Signing of Shareholder Agreement With LI Digital. MOMT or its assignee SPV, as defined above, shall be required to sign a shareholders agreement with LI Digital in the event of transfer of shares as mandated by the Promissory Note Agreement.

20. Corporate Approvals. MOMT represents and warrants that prior to the execution of this Settlement Agreement, it has obtained all corporate, board of director, shareholder and/or other approvals necessary to approve and ratify this Settlement Agreement. MOMT further represents and warrants that prior to the execution of this Settlement Agreement, it has caused DPPL to obtain all necessary corporate, board of director, shareholder and/or other approvals necessary to approve and ratify this Settlement Agreement, if any.

The Parties:

As further consideration for this Settlement Agreement, the Parties mutually agree as follows:

21. No Admission of Wrongdoing and Liability. This Settlement Agreement is a compromise of disputed claims and does not in any way constitute an admission by either Party of any wrongdoing, liability or responsibility, past, present or future, for the matters released by and through this Settlement Agreement.

22. No Assignment of Claims. The Parties represent and warrant that, except as described in this Settlement Agreement and apart from the terms of this Settlement Agreement, they have not assigned or subrogated any of their rights, claims or causes of action, including any claims

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referenced in this Settlement Agreement, or authorized any other person or entity to assert such claims on their behalf, and they agree to indemnify and hold harmless the other Party against any undisclosed assignment of said rights, claims and/or causes of action.

23. Option and Option Call Rights. The Parties agree that following the execution of this Settlement Agreement and issuance of the Promissory Agreement, LI Ventures or its assignees shall have an option to purchase from MOMT and DPPL all of the shares that they individually own in MMPL (individually the "Option" or collectively the "Options"). The Parties further agree [redacted]

24. Confidentiality. The Parties intend for the terms of this Settlement Agreement to be confidential, except as expressly provided herein. No Party shall disclose the content or terms of this Settlement Agreement to any third party without the written consent of the other Party, unless such disclosure is subject to the requirement of a Court or any other legal process. Notwithstanding the foregoing, the Parties are permitted to reveal that they have settled the Actions, however, the terms of such settlements are to remain confidential. Except as expressly provided in Section 18 below, each Party agrees to inform all other Parties, as early as possible in advance of the date on which such disclosure would be due, if legal process or Court order purports to require disclosure of the terms of this Settlement Agreement. In addition, it shall not be a breach of this Settlement Agreement for a Party to (a) disclose this Settlement Agreement to its or her own outside counsel,

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or to its or her own accountants or auditors, provided that such representatives are obligated to keep such information confidential, (b) make any disclosure necessary to comply with financial, public disclosure or other reporting requirements required by applicable laws, (c) as part of any disclosures pertaining to any asset sale, merger, and/or securities offering; or (d) make any disclosure required by a court of competent jurisdiction as long as the notice procedure above is observed. Moreover, in the event of litigation over a breach of this Settlement Agreement, the Parties may disclose the terms of this Settlement Agreement in pleadings and other litigation filings and discovery papers.

25. Use of Settlement Agreement. Notwithstanding any other provision of this Settlement Agreement, including, but not limited to, the Confidentiality section above, each Party will be able to disclose the terms of this Settlement Agreement and/or provide a copy of this Settlement Agreement (but only if reasonably necessary) in order to seek dismissal of any of the Actions or any other legal proceeding. For avoidance of doubt, if one Party is delaying or otherwise having trouble dismissing any Action or other legal proceeding, the other Party shall be permitted to move for dismissal on the grounds that a settlement has been reached, and shall be entitled to use this Settlement Agreement as evidence thereof. In addition, except if otherwise ordered by any governmental body, in the event it becomes necessary to file this Settlement Agreement with any court, arbitrator, or other adjudicating or governmental body, the filing Party shall do so "under seal" in accordance with the applicable rules and statutes, if any.

26. Fees and Costs. The Parties will each bear its or her own costs, expenses, claims to interest, and attorneys' fees, whether taxable or otherwise, incurred in or arising out of, or in any way connected with the matters which are referenced or covered this Settlement Agreement, except as set forth under Clause 15 above dealing with Acknowledgement of Tax Consequences, Clause 18 above dealing with formation of SPV, and the prevailing party term of Clause 30 below in connection with any alleged breach of this Settlement Agreement.

27. No Waiver. No provisions or conditions of this Settlement Agreement shall be considered waived and no breach excused by any Party unless made in a writing executed by all Parties.

28. Notice. All notices relating to this Settlement Agreement shall be in writing delivered

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personally or sent by a nationally recognized overnight courier service (e.g., FedEx) to the other Party at the following addresses:

If to LI Ventures:
LI Ventures, Inc.
19925 Stevens Creek Blvd, Suite 100,
Cupertino, CA 95014 ATTN: Abhishek Verma

Cc:	Peter C. McMahon, Esq. McMahon Serepca LLP
255-B Constitution Drive, Suite 1047 Menlo Park CA 94025

lftoMOMT:
MoneyOnMobile, Inc.
500 N. Akard St., Suite 2850
Dallas, Texas 75201
Attn: Corporate Secretary

Attn:

To the extent that the addresses for the designated recipients above should change, notification of that change of address shall be provided as soon as reasonably practicable. Moreover, if a designated recipient has moved and not provided the other Party with an updated address, the Noticing Party shall make commercialy reasonable efforts to locate the other Party. If, however, after commercially reasonable efforts the Party cannot be located, Notice shall be deemed to have been provided ten (10) days after the first attemped service.

29. Assignment. This Settlement Agreement shall inure to the benefit of and shall be binding upon the respective successors and assigns, if any, of the Parties, except that nothing in this Section shall be construed to permit any assignment that would be unauthorized or void pursuant to any other part of this Settlement Agreement.

30. Controlling Law. This Settlement Agreement shall be governed by the laws of the State of New York without regard to its conflict of laws provisions. Any lawsuit arising from this

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Settlement Agreement shall exclusively be filed in the state or federal courts of Santa Clara County, California. The Parties irrevocably consent to such venue.

31. Dispute Resolution, Cure Period, and Attorneys' Fees. To the extent a Party believes that the other Party has breached a term of this Settlement Agreement, it shall promptly provide a written notice containing a specific description of the potential breach to the other Party, and the receiving Party shall then have fifteen (15) business days to cure the potential breach. In the event that a dispute remains, and if the matter subsequently proceeds to litigation, the prevailing Party shall be entitled to recover its or her reasonable attorneys' fees and costs incurred during the subsequent litigation for the matter(s) on which it prevailed.

32. Parties as Drafter. Each of the Parties have participated in the drafting and preparation of this Settlement Agreement. Thus, in any construction to be made of this Settlement Agreement, its terms shall not be construed against either Party on the basis that such Party was the drafter.

33. Entire Agreement. This Settlement Agreement constitutes the entire agreement and understanding between the Parties hereto with respect to the subject matter of this Settlement Agreement, and supersedes any and all prior oral and/or written agreements and understandings. No representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter of this Settlement Agreement shall be relied upon by any Party except those contained herein or expressly incorporated by reference. Following full execution of this Settlement Agreement and issuance of the Promissory Agreement, the "Term Sheet" dated October 18, 2019 executed between the Parties shall be deemed null and void. This Settlement Agreement may not be amended or modified except by an agreement signed by the Party against whom enforcement of any modification or amendment is sought.

34. Advice of Counsel. In entering into this Settlement Agreement, the Parties acknowledge and represent that they have sought and obtained the legal advice of their attorneys, who are the attorneys of their own choice. Each Party further represents that it has read and understands completely the terms and conditions of this Settlement Agreement and has voluntarily accepted and agreed to such terms and conditions.

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35. Counterparts. This Settlement Agreement may be executed in counterparts, any counterpart signed and delivered by a Party hereto shall be deemed an original and, when taken together with other counterparts signed and delivered by all Parties, such counterparts shall form a single agreement which shall be binding upon and effective as to all Parties. Faxed copies and .pdf copies sent via email shall be effective and enforceable

36. Effective Date. The effective date of this Settlement Agreement (the "Effective Date") shall be December 20, 2019.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS, AND THE PERSON SIGNING ON BEHALF OF EACH HAS BEEN AUTHORIZED TO DO SO.

Dated: January 14, 2020

LI Ventures, Inc.

____
Abhishek Verma
President

Dated: January 14, 2020

STEPHANIE SHEPHERD
My Notary ID # 124475424
Expires February 20, 2023

MoneyOnMobile, Inc.

____
Harold Montgomery
Chief Executive Officer

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35. **Counterparts.** This Settlement Agreement may be executed in counterparts, any counterpart signed and delivered by a Party hereto shall be deemed an original and, when taken together with other counterparts signed and delivered by all Parties, such counterparts shall form a single agreement which shall be binding upon and effective as to all Parties. Faxed copies and .pdf copies sent via email shall be effective and enforceable

36. **Effective Date**. The effective date of this Settlement Agreement (the "Effective Date") shall be December 20, 2019.

THE PARTIES ACKNOWLEDGE THAT THEY HAVE READ THIS AGREEMENT, UNDERSTAND IT AND AGREE TO BE BOUND BY ITS TERMS, AND THE PERSON SIGNING ON BEHALF OF EACH HAS BEEN AUTHORIZED TO DO SO.

Dated: January 14, 2020

LI Ventures, Inc.

____
Abhishek Verma
President

Dated: January 14, 2020

MoneyOnMobile, Inc.

____
Harold Montgomery
Chief Executive Officer

CA NOTARY CERTIFICATE
DATED JAN 14 2020 ATTACHED

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara

On JAN 14 2020, before me, Varsha R. Huralikoppi, Notary Public,

personally appeared

ABHISHEK VERMA ~~And~~

who proved to me on the basis of satisfactory evidence to be the person~~(s)~~ whose name~~(s)~~ is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity~~(ies)~~, and that by his/her/their signature~~(s)~~ on the instrument the person~~(s)~~, or the entity upon behalf of which the person~~(s)~~ acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of State of California that the foregoing paragraph is true and correct.

VARSHA R. HURALIKOPPI
COMM. # 2186600
NOTARY PUBLIC-CALIFORNIA
COUNTY OF SANTA CLARA
MY COMM. EXP. APR. 11, 2021

WITNESS my hand and official seal.

SIGNATURE V. R. H

PLACE NOTARY SEAL ABOVE

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of attached document

Title or type of document: Settlement Agreement AND Mutual Release.

Document Date: Jan 14 2020 Number of Pages: 14

Signer(s) Other than Named Above: -

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Attachment "A"

PROMISSORY NOTE AGREEMENT

January 14, 2020

FOR VALUE RECEIVED, LI Ventures Inc., a Nevada corporation ("LI Ventures"), promises to undertake the heretofore described actions within the heretofore described time periods:

(1) In accordance with the terms herein, LI Ventures shall transfer ownership of USD $22,313,677 worth of the company's total number of common shares of stock of which it owns in LI Digital Payments Pvt. Ltd. ("LI Digital") at the Conversion Ratio ("Shares") to MoneyOn Mobile, Inc. ("MOMT") or its designated subsidiary on or prior to the Maturity Date. For avoidance of doubt, under no circumstances shall LI Ventures or LI Digital be deemed to owe MOMT cash or monies in the sum of USD $22,313,677. LI Ventures' promise herein is to convey equity only in LI Digital and only pursuant to the terms of this Promissory Note Agreement ("Agreement").

(2) Following the Closing, and on or before June 19, 2020, LI Ventures shall use commercially reasonable efforts to close the Qualified Financing Round. For avoidance of doubt, and notwithstanding the foregoing, LI Ventures shall be entitled to one (1) extension of up to nine (9) months for good faith reasons to continue to use commercially reasonable efforts to close the Qualified Financing Round.

(3) LI Ventures shall as soon as practicable following the Qualified Financing Round, but in any case not later than the Maturity Date, transfer ownership of the requisite number of Shares as calculated by the Conversion Ratio to MOMT or its designated subsidiary.

The following is a statement of the rights of the MOMT and the conditions to which this Agreement is subject, and to which MOMT, by the acceptance of this Agreement, agrees:

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) "Closing" shall mean January 14, 2020.

(b) "Conversion Ratio" shall be determined by the applicable calculation below:

a. In the event of the closing of the Qualified Financing Round, the Share price for conversion shall be set (and thereby the number of Shares that will be converted) by taking the Pre-money Valuation of LI Digital based on LI Digital's fully diluted capitalization immediately prior to the Qualified Financing Round, and discounting LI Digital's pre-money value by twenty-five percent (25%) ("Discounted Valuation); or

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b. [***]

©. "Maturity Date" shall mean March 20, 2021.

(d). "Parties" shall mean LI Ventures and MOMT collectively.

'e' [***]

2. Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

(a) Failure to Transfer. LI Ventures shall fail to transfer the Shares on or before the Maturity Date without written consent from MOMT, and within fifteen (15) business days of receiving written notice from MOMT of its failure to perform the transfer.

(b) Insolvency. LI Ventures is insolvent or a receiver or a liquidator has been appointed pursuant to the applicable provisions of the law;

(c) Winding-up. LI Ventures takes any corporate action or other steps are taken or legal or other proceedings are started for its winding-up, dissolution or re-organization (other than for the purposes of a bona fide, solvent scheme of reconstruction or amalgamation).

3. Rights of MOMT Upon Default. Upon the occurrence or existence of any Event of Default and at any time thereafter during the continuance of such Event of Default, MOMT may declare all outstanding obligations of LI Ventures to be immediately due, without further demand, protest or any other notice of any kind, all of which are hereby expressly waived. Notwithstanding the above, upon the occurrence of any Event of Default described in Section 2(b) or 2(c) of this Agreement, all outstanding obligations of LI Ventures hereunder shall automatically become immediately due and transferable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, MOMT may exercise any other right, power or remedy granted to it or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

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4. [***]

5. Successors and Assigns. Subject to the restrictions on transfer described herein and in the Settlement Agreement, the rights and obligations of LI Ventures and MOMT of this Agreement shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the
Parties.

6. Waiver and Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of both Parties. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon LI Ventures, MOMT, and each transferee of the Agreement.

7. Transfer of this Agreement. This Agreement may not be transferred in violation of any restrictive legend set forth hereon. Each new Agreement issued upon transfer of this Agreement shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act"), unless in the opinion of counsel for the transferring party that such legend is not required in order to ensure compliance with the Securities Act. LI Ventures may issue stop transfer instructions to its transfer agent in connection with such restrictions. Prior to presentation of this Agreement for registration of transfer, LI Ventures shall treat MOMT as the owner and registered holder of this Agreement for the purpose of receiving the transferred Shares hereon and for all other purposes whatsoever, whether or not this Agreement shall be overdue and LI Ventures shall not be affected by notice to the contrary.

8. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon actual delivery to the party to be notified, (ii) 24 hours after confirmed facsimile transmission, (iii) one (1) business day after deposit with a recognized overnight courier, or (iv) five (5) business days after deposit with the U.S. Postal Service by first class certified or registered mail, postage prepaid, return receipt requested, addressed or sent (a) if to the MOMT, then to 500 N. Akard St. Suite 2850 Dallas, Texas 75201; or (b) if to LI Ventures, at 19925 Stevens Creek Blvd., Cupertino 95014.

9. Attorneys' Fees. If action is instituted to enforce this Agreement, the prevailing party shall pay all costs and expenses, including, without limitation, reasonable attorneys' fees and costs, incurred in connection with such action.

10. Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions of any other state. Any disputes arising out of or in connection with or relating to this Note shall be exclusively heard by the federal courts located Santa Clara County, California, United States of America.

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11. Force Majeure. LI Ventures shall not be liable for any delay or inability to meet the obligations from this Agreement resulting from any force majeure event, including, but not limited to, acts of God, fire, natural disaster, terrorism, labor stoppage, war or military hostilities, legislative, executive, judicial or other governmental interference or order, criminal acts of third parties.

12. Liquidation Priority. In the event of a liquidation of the assets of LI Ventures, MOMT shall be *pari passu* in all respects with the assets of LI Ventures with other unsecured creditors of LI Ventures, and to the extent permitted under law, over the shareholders of LI Ventures.

IN WITNESS WHEREOF, LI Ventures has caused this Promissory Note Agreement to be issued on January 14, 2020.

LI VENTURES, INC.

By: ______________________
(Signature)

Name: Abhishek Verma
Title: President

CA NOTARY CERTIFICATE
DATED JAN 14 2020 ATTACHED

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CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

A Notary Public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California
County of Santa Clara

On JAN 14 2020, before me, Varsha R. Huralikoppi, Notary Public,

personally appeared

ABHISHEK VERMA ~~And~~

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of State of California that the foregoing paragraph is true and correct.

VARSHA R. HURALIKOPPI
COMM. # 2186600
NOTARY PUBLIC-CALIFORNIA
COUNTY OF SANTA CLARA
MY COMM. EXP. APR. 11, 2021

PLACE NOTARY SEAL ABOVE

WITNESS my hand and official seal.

SIGNATURE V.R.H

Though the information below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent removal and reattachment of this form to another document.

Description of attached document

Title or type of document: Promissory Note Agreement

Document Date: JAN 14 2020 Number of Pages: 4

Signer(s) Other than Named Above: -

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